WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION


                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                  TELEPHONE 650-493-9300 FACSIMILE 650-493-6811


                                October 31, 2000
PMC-Sierra, Inc.
900 East Hamilton Avenue, Suite 250
Campbell, California 95008

       Re:  Post Effective Amendment No. 1 to Registration Statement on Form S-8

Ladies and Gentlemen:

         We have examined Post Effective Amendment No. 1 to Registration Statement No. 333-44212 to be filed by PMC-Sierra, Inc. ("PMC") with the Securities and Exchange Commission on or about October 31, 2000 (the
"Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 40,701 shares (the "Shares") of PMC common stock to be issued under Datum Telegraphic Inc. ("Datum") stock options assumed by PMC pursuant to the Acquisition Agreement dated July 21, 2000 between PMC, 600444 B.C. Ltd., Datum, and State Street Bank and Trust Company of California, N.A. (the "Acquisition Agreement"). As PMC's counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by PMC in connection with the issuance and sale of the Shares pursuant to the Datum stock options.

         It is our opinion that, when shares of PMC are issued and sold pursuant to the Datum option agreements, the Shares will be legally and validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement.

                                           Very truly yours,

                                           /s/ WILSON SONSINI GOODRICH & ROSATI

                                           WILSON SONSINI GOODRICH & ROSATI
                                           Professional Corporation